UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 2, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 2, 2024, Tellurian Inc. (“Tellurian” or the “Company”) closed the transactions contemplated by the previously announced letter agreement (the “Letter Agreement”) with an institutional investor (the “Investor”) providing for the issuance to the Investor of 47,865,061 shares (the “Exchange Shares”) of common stock of the Company. At the closing of the transactions contemplated by the Letter Agreement, (i) $37,900,000 of the principal amount of the $250,000,000 aggregate principal amount of 10.00% senior secured notes due 2025 (the “Senior Notes”) previously issued to the Investor was extinguished, (ii) certain terms of the indentures governing the $83,334,000 aggregate principal amount of 6.00% senior secured convertible notes due 2025 (the “Convertible Notes,” and together with the Senior Notes, the “Notes”) previously issued to the Investor and the Senior Notes were amended, and (iii) the Company was deemed to have satisfied its obligations to make the cash interest payments due in respect of the Notes on January 1, 2024.

The terms and conditions of the Letter Agreement, the First Amendment to Eighth Supplemental Indenture among Tellurian, Wilmington Trust, National Association, as trustee (the “Trustee”), and the collateral agent named therein (the “Eighth Supplemental Indenture Amendment”), and the First Amendment to Ninth Supplemental Indenture among Tellurian, the Trustee, and the collateral agent named therein (the “Ninth Supplemental Indenture Amendment,” and together with the Eighth Supplemental Indenture Amendment, the “Supplemental Indenture Amendments”) are summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023.

Copies of the Eighth Supplemental Indenture Amendment and the Ninth Supplemental Indenture Amendment are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.02.

The Company and the Investor closed the transactions contemplated by the Letter Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, and the Exchange Shares will be issued under such exemption. The transactions contemplated by the Letter Agreement were exclusively with the Investor, an existing security holder of the Company, and no commission or other remuneration will be paid or be given directly or indirectly for soliciting such transactions.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.03.

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Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 5.07.

On January 2, 2024, the Investor consented to each of the Supplemental Indenture Amendments. The Investor is the holder of the Notes.

Item 8.01	Other Events.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 8.01.

On January 2, 2024, the Company filed with the SEC a prospectus supplement to the prospectus included in the registration statement on Form S-3ASR (File No. 333-269069) to register the resale by the Investor of up to 47,865,061 shares of Tellurian common stock. In connection with such registration, the Company is filing a legal opinion of Davis Graham & Stubbs LLP as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	First Amendment to Eighth Supplemental Indenture, dated as of January 2, 2024, by and among Tellurian Inc., as issuer, and Wilmington Trust, National Association, as trustee, and the collateral agent named therein, relating to the 10.00% Senior Secured Notes due 2025

4.2	First Amendment to Ninth Supplemental Indenture, dated as of January 2, 2024, by and among Tellurian Inc., as issuer, and Wilmington Trust, National Association, as trustee, and the collateral agent named therein, relating to the 6.00% Senior Secured Convertible Notes due 2025

5.1	Opinion of Davis Graham & Stubbs LLP

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: January 2, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer

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